AMERICAN MOLD GUARD, INC.

ANNOUNCES RESIGNATION OF CEO

SAN JUAN CAPISTRANO, Calif., October 4, 2007 (PRIME NEWSWIRE) - American Mold Guard, Inc. (NASDAQCM: AMGI - News), a provider of long-term antimicrobial surface treatment services to builders of single and multi-family homes and to healthcare facilities and other institutions, announced today that Thomas Blakeley, Chairman of the Board and Chief Executive Officer, has resigned from all officer and director positions with the Company. Mr. Blakeley has been Chairman and Chief Executive Officer of American Mold Guard (AMG) since founding AMG in January 2003. Mark Davidson, the Company's President and Chief Operating Officer will be assuming the role of Chief Executive Officer and has been named to American Mold Guard's Board of Directors.

Mr. Davidson has served as the Company's Chief Operating Officer since August 2005 and its President since June 2006. From April 2004 to July 2005, Mr. Davidson served as Chief Financial Officer. Prior to joining the Company, Mr. Davidson served in leadership positions with large and small public and private companies.

"American Mold Guard appreciates Tom's many contributions to the company and wish him well," said Frank Brandenberg, Chairman of the Nominating and Corporate Governance Committee of the Board of Directors. "Given the unique issues that the company faces in the current new construction market, the Board concluded that a change in focus and management direction was in the best interest of the company," added Mr. Brandenberg.

Mr. Brandenberg further indicated that "the Board of Directors looks forward to continuing to work with Mr. Davidson and the other members of the company's management team as we move forward in our efforts to grow the business."

For more information on the terms of Mr. Blakeley's separation arrangements, see AMG's Current Report on Form 8-K filed concurrently with the issuance of this release.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans and projections regarding the company's financial position, results of operations, market position, product and service development and market strategy. These statements may be identified by the fact that they use words or phrases such as "anticipates," "believes," "estimates," "expects," "intends," "plans," "predicts," "projects," "targets," "will likely result," "will continue," "may," "could" and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. These factors include, among other things, competitive product and service development, the ability to fully develop the company's surface infection control services, future broad market acceptance of antimicrobial surface treatment services, difficulties in raising additional capital in the future, difficulties and delays in establishing the "Mold Guard" brand, the impact of the absence of significant proprietary technology underlying our services, changes in the anticipated size or trends of the markets in which we compete, judicial decisions and governmental laws and regulations, and changes in general economic conditions in the markets in which we may compete. For further details and a discussion of these and other risks and uncertainties, see our periodic reports including current reports on Form 8-K, quarterly reports on Form 10-QSB and our annual report on Form 10-KSB, furnished to and filed with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

About American Mold Guard and AMG Scientific, LLC

American Mold Guard, Inc. (Nasdaq:AMGI), founded in 2002, is the industry leader in the field of antimicrobial surface treatment services. AMG Scientific, LLC is a wholly owned subsidiary of AMGI. Established in October 2006, AMG Scientific, LLC is focused on providing long-term antimicrobial infection control services to health care facilities and large institutions in an effort to provide an additional intervention safety net in the fight against hospital-acquired infections. Visit: www.americanmoldguard.com

Contact:

At the Company: Investor Relation Contact

Paul Bowman
Chief Financial Officer
(949) 240-5144
pbowman@americanmoldguard.com